                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                              File No. 333-50505

                PROSPECTUS SUPPLEMENT NO. 6 DATED AUGUST 14, 1998
                         TO PROSPECTUS DATED MAY 4, 1998

                                     AVIRON
                                  $100,000,000
                 5 3/4% Convertible Subordinated Notes due 2005
                                       and
             Shares of Common Stock Issuable Upon Conversion thereof

         This Prospectus Supplement should be read in conjunction with the Prospectus dated May 4, 1998 (the "Prospectus"). The table on pages 45 and 46 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:

                             SELLING SECURITYHOLDERS

         The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.

                                        PRINCIPAL AMOUNT    PRINCIPAL AMOUNT     COMMON STOCK OWNED       COMMON STOCK
                                         OF NOTES OWNED     OF NOTES OFFERED          PRIOR TO               OFFERED
      NAME                             PRIOR TO OFFERING(1)      HEREBY            OFFERING(1)(2)           HEREBY
      ----                             --------------------      ------            --------------           ------


AAM/Zazove Institutional Income           $   800,000         $   800,000                  0                    0
Fund, L.P.

Alexandra Global Investment Fund I,         2,000,000           2,000,000             70,716                    0
Inc.

Argent Classic Convertible                  1,000,000           1,000,000                  0                    0
Arbitrage Fund L.P.

Argent Classic Convertible                  1,500,000           1,500,000                  0                    0
Arbitrage Fund (Bermuda) L.P.

BancAmerica Robertson Stephens                195,000             195,000                  0                    0

BNP Arbitrage SNC                           2,550,000           2,550,000                  0                    0

BT Holdings (New York), Inc.                1,000,000           1,000,000                  0                    0

Chrysler Corporation Master                 2,330,000           2,330,000                  0                    0
Retirement Trust

CIBC Oppenheimer                                    0                   0                  0                    0


                                       1.

                                        PRINCIPAL AMOUNT    PRINCIPAL AMOUNT     COMMON STOCK OWNED       COMMON STOCK
                                         OF NOTES OWNED     OF NOTES OFFERED          PRIOR TO               OFFERED
      NAME                             PRIOR TO OFFERING(1)      HEREBY            OFFERING(1)(2)           HEREBY
      ----                             --------------------      ------            --------------           ------


Contrary Fund LLC                                   0                   0                  0                    0

Declaration of Trust for the                  100,000             100,000                  0                    0
Defined Benefit Plans of ICI
American Holdings Inc.

Declaration of Trust for the                   65,000              65,000                  0                    0
Defined Benefit Plans of ZENECA
Holdings Inc.

Delaware PERS                                 720,000             720,000                  0                    0

Delaware State Employees'                     335,000             335,000                  0                    0
Retirement Fund

Donaldson, Lufkin & Jenrette                        0                   0                  0                    0
Securities Corporation

Fidelity American Trust                       200,000             200,000                  0                    0

Fidelity Financial Trust Fidelity          11,800,000          11,800,000                  0                    0
Convertible Securities Fund

Forest Alternative Strategies Fund            112,000             112,000                  0                    0
II Series A-5I

Forest Alternative Strategies Fund          1,760,000           1,760,000                  0                    0
II LP Series A-5

Forest Alternative Strategies Fund             56,000              56,000                  0                    0
II LP Series A-5M

Forest Alternative Strategies Fund                  0                   0                  0                    0
Series B-3

Forest Global Convertible Fund              1,773,000           1,773,000                  0                    0
Series A-5

Forest Global Convertible Fund                      0                   0                  0                    0
Series B-1

Forest Global Convertible Fund                      0                   0                  0                    0
Series B-2

Forest Global Convertible Fund                      0                   0                  0                    0
Series B-3

Forest Global Convertible Fund                      0                   0                  0                    0
Series B-5

Forest Greyhound                                    0                   0                  0                    0

Forum Capital Markets L.P.                  1,000,000           1,000,000                  0                    0

Fox Family Foundation 10/10/87                      0                   0                  0                    0

Fox Family Portfolio Partnership                    0                   0                  0                    0


                                       2.

                                        PRINCIPAL AMOUNT    PRINCIPAL AMOUNT     COMMON STOCK OWNED       COMMON STOCK
                                         OF NOTES OWNED     OF NOTES OFFERED          PRIOR TO               OFFERED
      NAME                             PRIOR TO OFFERING(1)      HEREBY            OFFERING(1)(2)           HEREBY
      ----                             --------------------      ------            --------------           ------

Forest Performance Fund                             0                   0                  0                    0

Heritage Series Trust Small Cap             1,000,000           1,000,000            100,000                    0
Stock Fund

ICI American Holdings                         310,000             310,000                  0                    0

JMG Convertible Investments, L.P.             500,000             500,000                  0                    0

LDG Limited                                   550,000             550,000                  0                    0

Little Wing L.P.                                    0                   0                  0                    0

Lincoln National Convertible                1,700,000           1,700,000                  0                    0
Securities Fund

LLT Limited                                    84,000              84,000                  0                    0

MainStay Convertible Fund                   1,200,000           1,200,000             68,800                    0

McMahan Securities Company L.P.               525,000             525,000                  0                    0

Nalco Chemical Company                        160,000             160,000                  0                    0

Northwestern Mutual Life Insurance                  0                   0                  0                    0
Company

OCM Convertible Limited Partnership            90,000              90,000                  0                    0

OCM Convertible Trust                       2,725,000           2,725,000                  0                    0

Pacific Life Insurance Company              3,000,000           3,000,000                  0                    0

Paloma Securities L.L.C.                    2,700,000           2,700,000                  0                    0

Partner Reinsurance Company, Ltd.             335,000             335,000                  0                    0

Schroders & Co. Inc.                          500,000             500,000                  0                    0

Silverton International Fund Limited        2,300,000           2,300,000                  0                    0

Societe Generale Securities Corp.           6,500,000           6,500,000                  0                    0

State Employees' Retirement Fund of           725,000             725,000                  0                    0
the State of Delaware

State of Connecticut Combined               2,760,000           2,760,000                  0                    0
Investment Funds

Thermo Eletron Balanced Investment                  0                   0                  0                    0
Fund

TQA Leverage Fund, L.P.                     1,100,000           1,100,000                  0                    0

TQA Vantage Fund, LTD                       2,300,000           2,300,000                  0                    0


                                       3.

                                        PRINCIPAL AMOUNT    PRINCIPAL AMOUNT     COMMON STOCK OWNED       COMMON STOCK
                                         OF NOTES OWNED     OF NOTES OFFERED          PRIOR TO               OFFERED
      NAME                             PRIOR TO OFFERING(1)      HEREBY            OFFERING(1)(2)           HEREBY
      ----                             --------------------      ------            --------------           ------
TQA Vantage Plus, LTD                         750,000             750,000                  0                    0

Trade Winds L.P.                                    0                   0                  0                    0

Triton Capital Investments, Ltd.              500,000             500,000                  0                    0

Vanguard Convertible Securities             1,990,000           1,990,000                  0                    0
Fund, Inc.

Walker Art Center                             220,000             220,000                  0                    0

Weirton Trust                                 580,000             580,000                  0                    0

Zeneca Holdings Trust                         310,000             310,000                  0                    0
                                          -----------         -----------            -------                -----

TOTAL                                     $64,710,000         $64,710,000            239,516                    0
                                          ===========         ===========            =======                =====

---------------

(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares on Common Stock shown as beneficially owned by them. Numbers reflect ownership prior to the date of this Supplement.

(2) Includes Conversion Shares based on a conversion price of $30.904 per share and a cash payment in lieu of any fractional interest.

         Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.

                                       4.